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                                                                     EXHIBIT 5.1

                         CONSTANTINE XYDIAS & PARTNERS
                          9 Massalias & Skoufa Street
                             106 80 Athens, Greece
                              Tel. (30-1) 360-3653
                              Fax  (30-1) 684-5071



                               February 11, 1999



Antenna TV S.A.
Kifissias Avenue 10-12
Maroussi 151 25
Athens, Greece


                       Registration Statement on Form F-1
                       ----------------------------------

Ladies and Gentlemen:

          In connection with the Registration Statement on Form F-1 (the "Registration Statement") filed by Antenna TV S.A., a Greek societe anonyme (the "Company"), with the Securities and Exchange Commission (the "SEC") on the date hereof, pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, we have been requested to render our opinion as to the legality of 3,850,000 shares (the "Shares") of the Company's capital stock, nominal value GRD 100 per share, being registered thereunder. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Registration Statement.

          In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

          (i)    the Registration Statement (including the exhibits thereto);

          (ii) the forms of Underwriting Agreements included as exhibits to the Registration Statement; and

          (iii) the proposed form of the Shares included as an exhibit to the Registration Statement.

          In addition, we have examined: (i) such corporate records of the Company as we have considered appropriate; and (ii) such other certificates, agreements and other documents as we deemed relevant and necessary as a basis for the opinion hereinafter expressed.

          In our examination of the aforesaid documents, we have assumed without independent investigation, (i) the due organization and valid existence of the Company under the laws of its jurisdiction of organization, (ii) the enforceability of the Documents against each party thereto (other than the Company), (iii) the necessary power and authority of the Company to execute, deliver and perform its obligations under each of the Documents to which it is a party, (iv) the due authorization, execution and delivery by the Company of each of the Documents to which it is a party, (v) that the due authorization, execution and delivery by the Company of each Document to which it is a party and the consummation by the Company of the transactions contemplated thereby do not violate or result in a breach of or default

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under the Company's charter documents, (vi) that the Shares will be substantially in the form reviewed by us and that any information omitted from such form will be properly added, (vii) the genuineness of all signatures,
(viii) the legal capacity of all individuals who have executed any of the Documents, (ix) the authenticity of all documents submitted to us as originals,
(x) the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents and (xi) the authenticity of all such latter documents.

          In expressing the opinion set forth herein, we have relied upon the factual matters contained in the representations and warranties of the Company made in the Documents, and we have assumed that the Shares will be issued as described in the Registration Statement.

          Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that the Shares, when issued, delivered and paid for as contemplated in the Registration Statement and the Underwriting Agreements, will be duly authorized, validly issued, fully paid and nonassessable.

          Our opinion expressed above is limited to the laws of Greece. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders thereunder, that are currently in effect.

     We hereby consent to the use of our name in the Registration Statement and in the prospectus therein as the same appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations promulgated thereunder.

                              Very truly yours,

                              /s/ Constantine Xydias & Partners

                              CONSTANTINE XYDIAS & PARTNERS



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